FREE WRITING PROSPECTUS SUPPLEMENT


                                  CWALT, INC.
                                   Depositor

                     [Countrywide HOME LOANS LOGO OMITTED]
                              Sponsor and Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                      Alternative Loan Trust Certificates
                             (Issuable in Series)
                         Distributions payable monthly



---------------
Consider             The Trusts
carefully the
risk factors         Each Alternative Loan Trust will be established to hold
beginning on         assets transferred to it by CWALT, Inc. The assets in each
page S-7 in          Alternative Loan Trust will be specified in the prospectus
this free            supplement for the particular issuing entity and will
writing              generally consist of first lien mortgage loans secured by
prospectus           one- to four-family residential properties. The mortgage
supplement and       loans will have been purchased by the depositor, either
on page 2 in         directly or through affiliates, from one or more mortgage
the                  loan sellers. The mortgage loans will be master serviced
accompanying         by Countrywide Home Loans Servicing LP.
prospectus
attached             The Certificates
hereto as
Exhibit A.           CWALT, Inc. will sell the certificates pursuant to a
                     prospectus supplement. The certificates will be grouped
                     into one or more series, each having its own designation.
                     Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified
                     portion of future payments secured by the assets of the
                     related Alternative Loan Trust. A prospectus supplement
                     for a series will specify all of the terms of the series
                     and each of the classes in the series.
---------------



The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-131630. Before you invest, you should read the prospectus in that registration statement (which prospectus is attached as Exhibit A hereto) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus supplement has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.


August 1, 2006

                               Table of Contents

Free Writing Prospectus Supplement                                        Page
----------------------------------                                        ----

Summary....................................................................S-3

Risk Factors...............................................................S-7

The Mortgage Pool.........................................................S-22

Servicing of the Mortgage Loans...........................................S-24

Description of the Pooling and Servicing Agreement........................S-29

Static Pool Data..........................................................S-31

Yield, Prepayment and Maturity Considerations.............................S-31

Tax Consequences..........................................................S-34

ERISA Considerations......................................................S-34

Index of Defined Terms....................................................S-35

Exhibit A

Prospectus                                                                Page
----------                                                                ----

Important Notice About Information in
   This Prospectus and Each Accompanying
   Prospectus Supplement.....................................................1

Risk Factors.................................................................2

The Trust Fund..............................................................12

Use of Proceeds.............................................................24

The Depositor...............................................................24

Loan Program................................................................25

Static Pool Data............................................................27

Description of the Securities...............................................28

Credit Enhancement..........................................................43

Yield, Maturity and Prepayment Considerations...............................49

The Agreements..............................................................52

Certain Legal Aspects of the Loans..........................................71

Material Federal Income Tax Consequences....................................79

Other Tax Considerations...................................................100

ERISA Considerations.......................................................100

Legal Investment...........................................................104

Method of Distribution.....................................................105

Legal Matters..............................................................107

Financial Information......................................................107

Rating.....................................................................107

Index to Defined Terms.....................................................108


                                      S-2
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                                    Summary

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus supplement, the accompanying prospectus, and, when available, the prospectus supplement relating to the applicable series of certificates carefully.

Issuing Entity

The issuing entity for a series of certificates will be the Alternative Loan Trust specified on the front cover of the related prospectus supplement.

The Certificates

The mortgage pools securing the certificates will consist of mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers that may or may not be affiliated with the depositor.

The mortgage loans in any mortgage pool may have mortgage rates that are fixed, adjustable or have fixed mortgage rates for a period of time after the date of origination of each mortgage loan before the mortgage rates become subject to periodic adjustment based on a specified index.

The mortgage pool may also be segregated into multiple loan groups for the purposes of allocating distributions among the classes of certificates offered by that series. Your certificates may be related to one or more of the loan groups.

See "The Mortgage Pool" in this free writing prospectus supplement, "The Trust Fund -- The Mortgage Loans -- General" in the attached prospectus and "The Mortgage Pool" in the prospectus supplement relating to the applicable series of certificates.

Depositor

CWALT, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sellers

Countrywide Home Loans, Inc. may be the seller of a portion of the mortgage loans. Other mortgage loans may be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation, or one of its subsidiaries, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc. All or a portion of the mortgage loans may also be sold to the depositor by unaffiliated third-party sellers.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York.

Pre-Funding Account and Capitalized Interest Account

A particular series may provide for the purchase of additional mortgage loans after the related closing date if the aggregate stated principal balance of the mortgage loans transferred to that issuing entity on the related closing date is less than the amount specified in the related prospectus supplement. The related prospectus supplement will specify the amount required to be deposited in a pre-funding account to be used through the end of the related funding period (which, generally, will not exceed 90 days) to purchase subsequent mortgage loans for that issuing entity. Any amounts not used for that purpose will be paid to holders of the related senior certificates as a prepayment of principal no later than the distribution date following the end of the funding period.

Because some of the mortgage loans in an issuing entity may not be acquired by the issuing entity until after the closing date for that issuing entity, there may not be sufficient interest collections from the mortgage loans in that issuing entity to pay all the interest due on the related certificates during the funding period. If a pre-funding account is funded, a capitalized interest account may be established and

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                                      S-3
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funded on the closing date of that series to cover those shortfalls.

Third Party Insurers

If so specified in the prospectus supplement relating to any series of certificates, one or more classes of certificates may have the benefit of certificate guaranty insurance policies issued by a third party insurer. If so specified in the prospectus supplement relating to any series of certificates, one or more separate trusts may be established to issue net interest margin securities secured by all or a portion of certain classes of certificates of that series. Those net interest margin securities may or may not have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this free writing prospectus supplement as the "Third Party Insurer." The references to the Third Party Insurer in this free writing prospectus supplement are applicable only if classes of certificates in the series have the benefit of financial guaranty insurance policy or if any related net interest margin securities issued and are so insured.

Any Third Party Insurer may be granted a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the certificates. Any insurance policy issued by a Third Party Insurer will not cover, and will not benefit in any manner whatsoever, the certificates other than those specified in the related prospectus supplement.

See "Risk Factors--Rights of Third Party Insurers" in this free writing prospectus supplement.

Distribution Dates

We will make monthly distributions on the day specified in the related prospectus supplement, which will generally be either (a) the 25th day of the month or (b) the business day following the master servicer remittance date (which is generally the 19th day of the month). If any of these days is not a business day then we will make distributions on the next business day.

The first distribution date for any series of certificates will be specified in the prospectus supplement for that series.

Registration of Certificates

To the extent specified in the prospectus supplement relating to a series of certificates, the certificates may initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of Certificates - Book-Entry Certificates" in the accompanying prospectus.

Optional Termination or Auction of the Mortgage Loans

If so specified in the prospectus supplement relating to the applicable series of certificates, the master servicer, the depositor, the holder of a class of certificates specified in the prospectus supplement and/or the Third Party Insurer may have the option to purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to a specified percentage of the aggregate initial stated principal balance of the mortgage loans and the amount, if ny, deposited in the pre-funding account.

If so specified in the prospectus supplement relating to the applicable series of certificates, the master servicer, the holder of a particular class of certificates, may have the option to request that the trustee attempt to conduct an auction of the remaining mortgage loans and real estate owned by the issuing entity. If an auction is held and the trustee receives a purchase price at least equal to the amount set forth in the related prospectus supplement, the mortgage loans will be sold to that bidder, the certificates will be paid in full on that distribution date.

Advances

The master servicer will make cash advances with respect to delinquent scheduled payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

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                                      S-4
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See "Servicing of the Mortgage Loans -- Advances" in this free writing prospectus supplement and in the prospectus supplement relating to the applicable series of certificates.

Credit Enhancement for the Certificates

Credit enhancements provide limited protection to holders of certain classes of certificates against shortfalls in payments received on the mortgage loans and realized losses on the mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of credit enhancement:

   o the subordination of one or more classes of the securities of the series,

   o the preferential allocation of prepayments on the mortgage loans to the senior certificates in order to increase the level of subordination,

   o  overcollateralization,

   o  excess interest,

   o  letter of credit,

   o financial guaranty insurance policy issued by an entity named in the prospectus supplement covering one or more classes of certificates,

   o  surety bond,

   o  bankruptcy bond,

   o  special hazard insurance policy,

   o  guaranteed investment contract,

   o  one or more reserve funds,

   o  one or more derivative contracts,

   o insurance on the mortgage loans, which may be FHA Insurance, a VA Guarantee or a mortgage pool insurance policy,

   o  cross-collateralization feature, or

   o  any combination of the foregoing.

No form of credit enhancement can provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement, certificateholders of the applicable series will bear their allocable share of any deficiencies.

See "Risk Factors" in this free writing prospectus supplement and "Risk Factors" in the accompanying prospectus.

Yield Enhancement for the Certificates

Yield enhancements provide limited protection to holders of certain classes of certificates against reductions in the return on your investment that may be caused by fluctuations in interest rates on the certificates and/or on the related pool of mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of yield enhancement:

   o  one or more reserve funds,

   o  one or more derivative contracts,

   o the application of interest distributions on one or more classes of certificates to cover certain interest rate shortfalls experienced by other classes of certificates, or

   o another method of yield enhancement described in the prospectus supplement.

No form of yield enhancement can provide protection against all risks of loss on investment return. If circumstances occur which are not anticipated by the method of yield enhancement provided by the related issuing entity, certificateholders of the applicable series will suffer the corresponding reduction in the yields on their investment.

See "Risk Factors" in this free writing prospectus supplement and "Risk Factors" in the accompanying prospectus.

Tax Status of the Certificates

Unless otherwise specified in the prospectus supplement for the applicable series of certificates, for federal income tax purposes the related issuing entity (exclusive of rights specified in the applicable

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                                      S-5
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prospectus supplement) will consist of one or more REMICs. The prospectus supplement for each series of certificates will specify which classes of certificates will constitute regular or residual interests in the REMICs and whether there are investors who would be subject to taxation if they purchased particular classes of certificates because of the features of those classes of certificates.

In addition, depending upon the forms of credit enhancement and yield enhancement employed with respect to a particular series of certificates, one or more classes of certificates in that series may also represent taxable contractual rights and/or obligations for federal income tax purposes.

See "Material Federal Income Tax Consequences" in the accompanying prospectus.

ERISA Considerations

The prospectus supplement relating to each series of certificates will specify which classes may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. The applicable prospectus supplement will also specify whether there are conditions that must be met for any such acquisition.

See "ERISA Considerations" in the accompanying prospectus.

Legal Investment

Any class of certificates in a series that is rated upon initial issuance in one of the two highest rating categories by at least one nationally recognized statistical rating organization will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are so rated.

See "Legal Investment" in the accompanying prospectus.











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                                      S-6
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                                 Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 2 in the accompanying prospectus.


Your Yield Will Be Affected By               Borrowers may, at their option,
 Prepayments                                 prepay their mortgage loans in
                                             whole or in part at any time. We
                                             cannot predict the rate at which
                                             borrowers will repay their mortgage
                                             loans. The prepayment experience of
                                             the mortgage loans may be affected
                                             by many factors, including:

                                             o  general economic conditions,

                                             o  the level of prevailing
                                                interest rates,

                                             o  the availability of
                                                alternative financing,

                                             o  the applicability of
                                                prepayment charges, and

                                             o  homeowner mobility.

                                             A prepayment of a mortgage loan,
                                             however, will usually result in a
                                             prepayment on the certificates.

                                             The rate and timing of prepayment
                                             of the mortgage loans will affect
                                             the yields to maturity and
                                             weighted average lives of the
                                             related classes of certificates.
                                             Any reinvestment risks from
                                             faster or slower prepayments of
                                             mortgage loans will be borne
                                             entirely by the holders of the
                                             related classes of certificates.

                                             o  If you purchase your
                                                certificates at a discount or
                                                you purchase principal only
                                                certificates and principal is
                                                repaid slower than you
                                                anticipate, then your yield
                                                may be lower than you
                                                anticipate.

                                             o  If you purchase your
                                                certificates at a premium or
                                                you purchase notional amount
                                                certificates and principal is
                                                repaid faster than you
                                                anticipate, then your yield
                                                may be lower than you
                                                anticipate.

                                             o  If you purchase notional
                                                amount certificates and
                                                principal is repaid faster
                                                than you anticipated, you may
                                                lose your initial investment.

                                             o  If so specified in the
                                                prospectus supplement relating
                                                to the applicable series of
                                                certificates, some or all of
                                                the mortgage loans may require
                                                the borrower to pay a charge
                                                if the borrower prepays the
                                                mortgage loan during periods
                                                of up to five years after the
                                                mortgage loan was originated.
                                                A prepayment charge may
                                                discourage a borrower from
                                                prepaying the mortgage loan
                                                during the applicable period.
                                                As specified in the prospectus
                                                supplement relating to any
                                                applicable series of
                                                certificates, prepayment
                                                charges may be distributed to
                                                specified classes of
                                                certificates or retained by
                                                the master servicer as
                                                servicing compensation and may
                                                not
                                                be distributed to the holders
                                                of other classes of
                                                certificates.

                                             o  If mortgage loans with
                                                relatively higher mortgage
                                                rates prepay, the pass-through
                                                rate on one or more of the
                                                related classes of
                                                certificates may be reduced
                                                and your yield may be lower
                                                than you anticipate.

                                             o  If the mortgage loans held by
                                                the issuing entity are hybrid
                                                adjustable rate mortgage
                                                loans, the mortgage loans may
                                                be subject to greater rates of
                                                prepayments as they approach
                                                their initial adjustment dates
                                                even if market interest rates
                                                are only slightly higher or
                                                lower than the mortgage rates
                                                on the mortgage loans as
                                                borrowers seek to avoid
                                                changes in their monthly
                                                payments.

                                             o  If the mortgage loans held by
                                                the issuing entity are
                                                negative amortization mortgage
                                                loans, the rate and timing of
                                                principal payments relative to
                                                the amount and timing of
                                                deferred interest on the
                                                mortgage loans will affect the
                                                yields to maturity on the
                                                related classes of
                                                certificates.

Your Yield May Be Affected By The            If so specified in the prospectus
Interest Only Feature Of Some Of             supplement relating to the
The Mortgage Loans                           applicable series of certificates,
                                             some or all of the mortgage loans
                                             may require monthly payments of
                                             only accrued interest for a period
                                             of up to fifteen years after
                                             origination.  The borrower is not
                                             required to pay any principal on
                                             the borrower's loan during this
                                             interest only period but
                                             thereafter is required to make
                                             monthly payments sufficient to
                                             amortize the loan over its
                                             remaining term. These loans are
                                             sometimes referred to as interest
                                             only loans. Interest only loans
                                             have only recently been
                                             originated in significant
                                             volumes. As a result, the
                                             long-term performance
                                             characteristics of interest only
                                             loans are largely unknown.

                                             Because interest only loans
                                             initially require only the
                                             payment of interest, a borrower
                                             may be able to borrow a larger
                                             amount than would have been the
                                             case for a fully amortizing
                                             mortgage loan.

                                             Interest only loans may have
                                             risks and payment characteristics
                                             that are not present with fully
                                             amortizing mortgage loans,
                                             including the following:

                                             o  no principal distributions
                                                will be made to
                                                certificateholders from
                                                interest only loans during
                                                their interest only period
                                                except in the case of a
                                                prepayment, which may extend
                                                the weighted average lives of
                                                the certificates,

                                             o  during the interest only
                                                period, interest only loans
                                                may be less likely to be
                                                prepaid since the perceived
                                                benefits of refinancing may be
                                                less than with a fully
                                                amortizing mortgage loan,

                                             o  as the end of the interest
                                                only period approaches, an
                                                interest only loan may be more
                                                likely to be refinanced in
                                                order to avoid the increase in
                                                the monthly payment required
                                                to amortize the loan over its
                                                remaining term,

                                             o  interest only loans may be
                                                more likely to default than
                                                fully
                                                amortizing loans at the end of
                                                the interest only period due
                                                to the increased monthly
                                                payment required to amortize
                                                the loan over its remaining
                                                term, and

                                             o  if an interest only loan
                                                defaults, the severity of loss
                                                may be greater due to the
                                                larger unpaid principal
                                                balance.

Your Yield May Be Affected By The            If so specified in the prospectus
Inclusion of 40-Year Mortgage Loans          supplement relating to the
                                             applicable series of certificates,
                                             some or all of the mortgage loans
                                             may have original terms to maturity
                                             of 40 years. Mortgage loans with
                                             original terms to maturity of 40
                                             years have only begun to be
                                             originated recently. As a result,
                                             there is no basis on which to
                                             predict the performance
                                             characteristics of these mortgage
                                             loans.

                                             The longer term to maturity of
                                             40-year mortgage loans results in
                                             a lower monthly payment than
                                             would be required by a
                                             traditional 30-year mortgage
                                             loan. The lower monthly payment
                                             may allow the borrower to borrow
                                             a larger amount than would have
                                             been the case for a mortgage loan
                                             with a 30-year term to maturity.

                                             In running the prepayment
                                             scenarios required by certain
                                             rating agencies that may be
                                             providing ratings on the related
                                             series of certificates, the
                                             offered certificates are assumed
                                             to mature within 30 years.
                                             However, due to the inclusion of
                                             40-year mortgage loans in the
                                             mortgage pool, there is no
                                             guarantee that the certificates
                                             will be fully paid within 30
                                             years.

                                             40-year mortgage loans may have
                                             risks and payment characteristics
                                             that are not present with
                                             traditional 30-year mortgage
                                             loans, including the following:

                                             o  less principal will be
                                                distributed to
                                                certificateholders on a
                                                monthly basis (except in the
                                                case of a prepayment) which
                                                may extend the weighted
                                                average lives of the
                                                certificates,

                                             o  due to the smaller monthly
                                                payment, 40-year mortgage
                                                loans may be less likely to be
                                                prepaid since the perceived
                                                benefits of refinancing may be
                                                less than with a 30-year fully
                                                amortizing mortgage loan, and

                                             o  if a 40-year mortgage loan
                                                defaults, the severity of loss
                                                is likely to be greater due to
                                                the larger unpaid principal
                                                balance.

                                             If so specified in the prospectus
                                             supplement relating to the
                                             applicable series of
                                             certificates, some or all of the
                                             40-year mortgage loans may also
                                             be negative amortization mortgage
                                             loans. The combination of a
                                             longer term to maturity with the
                                             possibility of accruing interest
                                             on an increasing principal
                                             balance may produce unanticipated
                                             payment performance.

If The Series Allows For The                 If the particular series of
Purchase Of Subsequent                       certificates will use a
Mortgage Loans, There Is                     prefunding mechanism to purchase
                                             additional mortgage loans, the
                                             ability of

A Risk Of Possible Prepayment                that issuing entity to acquire
Due To Inability To Acquire                  subsequent mortgage loans depends
Subsequent Mortgage Loans                    on the ability of the related
                                             seller to originate or acquire
                                             mortgage loans during the funding
                                             period specified in the related
                                             prospectus supplement (which
                                             generally will not exceed 90
                                             days) that meet the eligibility
                                             criteria for subsequent mortgage
                                             loans described therein. The
                                             ability of sellers to originate
                                             or acquire eligible subsequent
                                             mortgage loans will be affected
                                             by a number of factors including
                                             prevailing interest rates,
                                             employment levels and economic
                                             conditions generally.

                                             If any of the amounts on deposit
                                             in the pre-funding account
                                             allocated to purchase subsequent
                                             mortgage loans cannot be used for
                                             that purpose, those amounts will
                                             be distributed to the senior
                                             certificateholders as a
                                             prepayment of principal on the
                                             first distribution date following
                                             the end of the funding period.

                                             The ability of the issuing entity
                                             to acquire subsequent mortgage
                                             loans with particular
                                             characteristics will also affect
                                             the size of the principal payment
                                             the related classes of senior
                                             certificates in that series.

The Yields On Floating Rate And              The pass-through rates on any
Inverse Floating Rate Certificates           classes of floating rate
Will Be Affected By The Level Of             certificates for any distribution
The Applicable Interest Rate Index           date will be equal to the value
                                             of the applicable interest rate
                                             index plus any related margin,
                                             but may be subject to a cap
                                             and/or floor. The pass-through
                                             rates on any classes of inverse
                                             floating rate certificates for
                                             any distribution date will equal
                                             a specified fixed rate minus the
                                             related index, but may be subject
                                             to a cap and/or floor, which
                                             floor may be as low as 0%. For
                                             these classes of certificates
                                             your yield will be sensitive to:

                                                  (1) the level of the
                                                      applicable interest rate
                                                      index,

                                                  (2) the timing of adjustment
                                                      of the pass-through rate
                                                      on those certificates as
                                                      it relates to the
                                                      interest rates on the
                                                      related mortgage loans
                                                      and, with respect to the
                                                      adjustable rate mortgage
                                                      loans, the level of the
                                                      mortgage index, the
                                                      timing of adjustment of
                                                      the interest rates on
                                                      the adjustable rate
                                                      mortgage loans, and
                                                      periodic and lifetime
                                                      limits on those
                                                      adjustments, and

                                                  (3) other limitations on the
                                                      pass-through rates of
                                                      those certificates as
                                                      described further in the
                                                      prospectus supplement
                                                      relating to the
                                                      applicable series of
                                                      certificates.

                                             With respect to classes of
                                             adjustable rate certificates
                                             relating to adjustable rate
                                             mortgage loans, the mortgage
                                             indices and the certificate
                                             indices may not be the same.
                                             Because the mortgage indices may
                                             respond to economic and market
                                             factors different than the
                                             certificate indices, there may
                                             not necessarily be a correlation
                                             in movement between the interest
                                             rates on the adjustable rate
                                             mortgage loans and the
                                             pass-through rates of the related
                                             classes of certificates. For
                                             example, it is possible that the
                                             interest rates on the adjustable
                                             rate mortgage loans may decline
                                             while the pass-through rates on
                                             the related classes of adjustable
                                             rate certificates are stable or
                                             rising. In addition, although it
                                             is possible that both the
                                             mortgage rates on the adjustable
                                             rate mortgage loans and the
                                             pass-through rates on the related
                                             classes of adjustable rate
                                             certificates may decline or
                                             increase during the same period,
                                             the mortgage rates on the
                                             adjustable rate mortgage loans
                                             may decline or increase more
                                             slowly than the pass-through
                                             rates of these certificates
                                             because of the difference between
                                             interest rate adjustment periods
                                             on the mortgage loans and
                                             pass-through rate adjustment
                                             periods on these certificates. In
                                             addition, prepayments of mortgage
                                             loans with relatively higher
                                             mortgage rates may reduce the
                                             applicable net rate cap and
                                             consequently reduce the
                                             pass-through rate for one or more
                                             classes of adjustable rate
                                             certificates.

                                             While it may be intended that
                                             reductions in distributions of
                                             interest to a class of adjustable
                                             rate by operation of the
                                             applicable net rate cap be offset
                                             by amounts allocated to the
                                             issuing entity in respect of one
                                             or more forms of yield
                                             maintenance enhancement, we
                                             cannot assure you that any
                                             amounts will be available from
                                             those sources, or sufficient, to
                                             make any such payments. In
                                             addition, to the extent that any
                                             such form of yield maintenance
                                             enhancement benefiting a class of
                                             certificates is derived from
                                             distributions otherwise payable
                                             to one or more other classes of
                                             certificates, investors in the
                                             certificates benefiting from the
                                             yield enhancement arrangement
                                             should consider the expected
                                             distributions otherwise
                                             distributable to those other
                                             classes of certificates, and
                                             investors in the classes of
                                             certificates providing the yield
                                             maintenance enhancement should
                                             consider the likelihood that
                                             amounts otherwise distributable
                                             on their certificates will be
                                             applied to provide yield
                                             enhancement to the benefited
                                             classes of certificates. In
                                             particular, any negative
                                             amortization mortgage loans may
                                             bear interest at initial interest
                                             rates that are insufficient to
                                             cover distributions due to the
                                             related classes of certificates,
                                             and therefore certain classes of
                                             certificates may receive no
                                             interest distributions in the
                                             first several months following
                                             closing in order to provide yield
                                             enhancement to other classes of
                                             certificates.

Subordinated Certificates Have A             When certain classes of
Greater Risk Of Loss Than Senior             certificates provide credit
Certificates And Subordination May           enhancement for other classes of
Not Be Sufficient To Protect                 certificates this is sometimes
Senior Certificates From Losses              referred to as "subordination."
                                             The subordination feature is
                                             intended to enhance the
                                             likelihood that related senior
                                             certificateholders will receive
                                             regular payments of interest and
                                             principal.

                                             If so specified in the prospectus
                                             supplement relating to the
                                             applicable series of
                                             certificates, credit enhancement
                                             in the form of subordination will
                                             be provided for the certificates
                                             of that series, first, by the
                                             right of the holders of the
                                             senior certificates to receive
                                             payments of principal on the
                                             mortgage loans prior to the
                                             related subordinated classes and,
                                             second, by the allocation of
                                             realized losses on the related
                                             mortgage loans to reduce the
                                             class certificate balances of the
                                             related subordinated classes,
                                             generally in the inverse order of
                                             their priority of distribution,
                                             before any related realized
                                             losses are allocated to one or
                                             more of the classes
                                             of senior certificates.

                                             You should fully consider the
                                             risks of investing in a
                                             subordinated certificate,
                                             including the risk that you may
                                             not fully recover your initial
                                             investment as a result of
                                             realized losses on the related
                                             mortgage loans. In addition,
                                             investors in a class of senior
                                             certificates should consider the
                                             risk that, after the credit
                                             enhancement provided by excess
                                             cashflow and
                                             overcollateralization (if any)
                                             have been exhausted, the
                                             subordination of the related
                                             subordinated certificates may not
                                             be sufficient to protect the
                                             senior certificates from losses.

Risks Related To Allocations Of              After the credit enhancement
Realized Losses On The Related               provided by excess cashflow and
Mortgage Loans                               overcollateralization has been
                                             exhausted, or if the structure of
                                             the particular series does not
                                             provide for overcollateralization
                                             collections on the mortgage loans
                                             otherwise payable to the related
                                             subordinated classes will
                                             comprise the sole source of funds
                                             from which that credit
                                             enhancement is provided to the
                                             senior certificates. Realized
                                             losses on the mortgage loans are
                                             allocated to the related
                                             subordinated certificates,
                                             beginning with the subordinated
                                             certificates then outstanding
                                             with the lowest distribution
                                             priority, until the class
                                             certificate balance of each class
                                             of subordinated certificates has
                                             been reduced to zero. If the
                                             aggregate class certificate
                                             balance of the subordinated
                                             classes were to be reduced to
                                             zero, delinquencies and defaults
                                             on the mortgage loans would
                                             reduce the amount of funds
                                             available for monthly
                                             distributions to holders of the
                                             senior certificates and may
                                             result in the allocation of
                                             realized losses to one or more
                                             classes of senior certificates.

Risks Related To Negative                    If so specified in the related
Amortization On The Related                  prospectus supplement for a
Mortgage Loans                               series of certificates, all or a
                                             portion of the mortgage loans may
                                             be "negative amortization loans."
                                             After an introductory period of
                                             up to three months after
                                             origination during which the
                                             interest rates on the negative
                                             amortization loans are fixed, the
                                             interest rates on negative
                                             amortization loans will adjust
                                             monthly but their monthly
                                             payments and amortization
                                             schedules adjust annually and,
                                             under most circumstances, are
                                             subject to payment caps. The
                                             interest rates on negative
                                             amortization mortgage loans
                                             during their introductory periods
                                             are lower than the sum of the
                                             indices applicable at origination
                                             and the related margins, and may
                                             be as low as 1%. Since the
                                             scheduled monthly payments on
                                             negative amortization loans for
                                             the first year are set at their
                                             origination, the scheduled
                                             monthly payments are based upon
                                             the introductory interest rates.
                                             As a result, after the
                                             introductory interest rates
                                             expire and until the initial
                                             annual adjustment to the
                                             scheduled monthly payment made by
                                             the borrower, (unless the fully
                                             indexed mortgage rate is a rate
                                             at or below the introductory
                                             mortgage rate) the scheduled
                                             monthly payment made by the
                                             borrower will not be sufficient
                                             to pay the amount of interest
                                             accruing on the mortgage loan. If
                                             borrowers only make their
                                             scheduled monthly payments, a
                                             portion of the accrued interest
                                             on negatively amortizing loans
                                             will become deferred interest.
                                             "Deferred interest" is interest
                                             due on a negative amortization
                                             mortgage loan that is added to
                                             its principal balance and also
                                             bears interest at the applicable
                                             interest rate for that negative
                                             amortization mortgage loan. In
                                             addition, due to the limit on the
                                             amount of the annual adjustment
                                             to the scheduled payment, the
                                             scheduled payment still may not
                                             be sufficient to avoid deferred
                                             interest after the first
                                             adjustment. Deferred interest is
                                             also likely to result if interest
                                             rates rise more quickly than
                                             monthly payments are adjusted and
                                             borrowers only make their
                                             scheduled monthly payments.

                                             In addition, the amount by which
                                             a monthly payment may be adjusted
                                             on an annual payment adjustment
                                             date is limited and may not be
                                             sufficient to amortize fully the
                                             unpaid principal balance of a
                                             mortgage loan over its remaining
                                             term to maturity. If the interest
                                             rates on the mortgage loans
                                             decrease prior to an adjustment
                                             in the monthly payment, a larger
                                             portion of the monthly payment
                                             will be applied to the unpaid
                                             principal balance of the mortgage
                                             loan, which may cause the related
                                             classes of certificates to
                                             amortize more quickly.
                                             Conversely, if the interest rates
                                             on the mortgage loans increase
                                             prior to an adjustment in the
                                             monthly payment, a smaller
                                             portion of the monthly payment
                                             will be applied to the unpaid
                                             principal balance of the mortgage
                                             loan, which may cause the related
                                             classes of certificates to
                                             amortize more slowly. Further, if
                                             a mortgage loan accrues deferred
                                             interest during a due period, it
                                             will reduce the amount of
                                             interest available to be
                                             distributed as cash on the
                                             related classes of certificates
                                             on the related distribution date.
                                             If the unpaid principal balance
                                             of a negative amortization loan
                                             exceeds the original balance of
                                             the mortgage loan by the amount
                                             specified in the related mortgage
                                             note, the monthly payment due on
                                             that negative amortization loan
                                             will be recast without regard to
                                             the payment cap in order to
                                             provide for the outstanding
                                             balance of the mortgage loan to
                                             be paid in full at its maturity.
                                             In addition, on the fifth payment
                                             adjustment date of a mortgage
                                             loan, and every fifth payment
                                             adjustment date thereafter and
                                             the last payment adjustment date
                                             prior to the mortgage loan's
                                             maturity, the monthly payment due
                                             on that mortgage loan will be
                                             recast without regard to the
                                             related payment cap in order to
                                             provide for the outstanding
                                             balance of the mortgage loan to
                                             be paid in full at its maturity
                                             by the payment of equal monthly
                                             installments. These features may
                                             affect the rate at which
                                             principal on these mortgage loans
                                             is paid and may create a greater
                                             risk of default if the borrowers
                                             are unable to pay the monthly
                                             payments on the related increased
                                             principal balances.

                                             On each distribution date, the
                                             net deferred interest on any
                                             negative amortization mortgage
                                             loans will be allocated to the
                                             related classes of certificates
                                             as described in the related
                                             prospectus supplement. Any such
                                             allocation of net deferred
                                             interest could, as a result,
                                             affect the weighted average
                                             maturity of the affected classes
                                             of certificates.

                                             The amount of deferred interest,
                                             if any, with respect to mortgage
                                             loans in a loan group for a given
                                             month will reduce the amount of
                                             interest collected on these
                                             mortgage loans and available to
                                             be distributed as a distribution
                                             of interest to the related
                                             classes of certificates. Unless
                                             otherwise specified in the
                                             related prospectus supplement,
                                             the resulting reduction in
                                             interest collections on the
                                             mortgage loans in a loan group
                                             may be offset, in part or in
                                             whole, by applying all principal
                                             prepayments, subsequent
                                             recoveries and, in some
                                             instances, scheduled principal
                                             payments, received on the
                                             mortgage loans in that loan group
                                             to interest distributions on the
                                             related classes of certificates.
                                             Only the amount by which the
                                             principal prepayments, subsequent
                                             recoveries and, if applicable,
                                             scheduled payments of principal,
                                             received on the mortgage loans in
                                             a loan group exceed the amount of
                                             deferred interest on the mortgage
                                             loans in that loan group will be
                                             distributed as principal to the
                                             related classes of certificates
                                             in accordance with the priorities
                                             set forth in the related
                                             prospectus supplement. For any
                                             distribution date, the net
                                             deferred interest on the mortgage
                                             loans in a loan group will be
                                             deducted from the interest
                                             payable to the related
                                             certificates as described in the
                                             related prospectus supplement.
                                             The amount of the reduction of
                                             accrued interest distributable to
                                             each related class of
                                             certificates attributable to net
                                             deferred interest will be added
                                             to the class certificate balance
                                             of that class or to a related
                                             component of that class. Any such
                                             allocation of net deferred
                                             interest could, as a result,
                                             increase the weighted average
                                             lives of the related classes of
                                             certificates. The increase in the
                                             class certificate balance of any
                                             class of certificates and the
                                             slower reduction in the class
                                             certificate balances due to the
                                             use of principal prepayments and
                                             subsequent recoveries received on
                                             the related mortgage loans to
                                             offset the deferred interest will
                                             have the effect of increasing the
                                             applicable investors' exposure to
                                             realized losses on the related
                                             mortgage loans. In addition, in
                                             some circumstances the allocation
                                             of unscheduled payments of
                                             principal received on the
                                             mortgage loans between the
                                             related classes of senior
                                             certificates and the subordinated
                                             certificates may be determined
                                             based on the relationship between
                                             the aggregate class certificate
                                             balance of the senior
                                             certificates related to that loan
                                             group and the portion of the
                                             aggregate class certificate
                                             balance of the subordinated
                                             certificates related to that loan
                                             group, and therefore the
                                             foregoing method of allocating
                                             net deferred interest may affect
                                             the rate and timing of
                                             distributions of principal among
                                             the classes of certificates. See
                                             "Description of the
                                             Certificates--Principal" in the
                                             related prospectus supplement. We
                                             cannot predict the extent to
                                             which borrowers will prepay their
                                             mortgage loans or the extent to
                                             which deferred interest will
                                             accrue on the mortgage loans, and
                                             therefore cannot predict the
                                             extent of the effect of the
                                             allocation of net deferred
                                             interest on your certificates.

Excess Interest From The Mortgage            The structure of a particular
Loans May Not Provide Adequate               series may provide for credit
Credit Enhancement In A                      enhancement through
Transaction Employing                        overcollateralization. The amount
Overcollateralization As A                   by which the aggregate stated
Feature                                      principal balance of the mortgage
                                             loans exceeds the aggregate class
                                             certificate balance of the
                                             related classes of certificates
                                             is called
                                             "overcollateralization." If the
                                             prospectus supplement for any
                                             applicable series of certificates
                                             indicates that credit enhancement
                                             for that series will be provided
                                             by overcollateralization, the
                                             initial level of
                                             overcollateralization (that is,
                                             the overcollateralization on the
                                             closing date) and the required
                                             level of overcollateralization
                                             will each be specified therein.
                                             Overcollateralization typically
                                             is used as credit enhancement
                                             when the mortgage loans are
                                             expected to generate more
                                             interest than is needed to pay
                                             interest on the related classes
                                             of certificates because the
                                             weighted average interest rate on
                                             the mortgage loans is expected to
                                             be higher than the weighted
                                             average pass-through rate on the
                                             related classes of certificates
                                             plus the weighted average expense
                                             fee rate. In the event that the
                                             level of overcollateralization is
                                             reduced, that "excess interest"
                                             will be used to make additional
                                             principal payments on the related
                                             classes of certificates to the
                                             extent described in the
                                             prospectus supplement.
                                             Overcollateralization is intended
                                             to provide limited protection to
                                             the holders of the applicable
                                             series of certificates by
                                             absorbing losses from liquidated
                                             mortgage loans. However, we
                                             cannot assure you that enough
                                             excess interest will be generated
                                             on the mortgage loans to maintain
                                             any required levels of
                                             overcollateralization.

                                             The excess interest available on
                                             any distribution date will be
                                             affected by the actual amount of
                                             interest received, collected or
                                             advanced in respect of the
                                             mortgage loans for that
                                             distribution date. That amount
                                             will be influenced by changes in
                                             the weighted average of the
                                             mortgage rates resulting from
                                             prepayments and liquidations of
                                             the mortgage loans as well as
                                             from adjustments of the mortgage
                                             rates on adjustable-rate mortgage
                                             loans. If the pass-through rate
                                             on one or more classes is limited
                                             by the applicable net rate cap,
                                             there may be little or no excess
                                             interest available to provide
                                             credit enhancement.

                                             If the protection afforded by
                                             overcollateralization for any
                                             applicable series is
                                             insufficient, then the holders of
                                             the certificates of that series
                                             could experience a loss on their
                                             investment.

Certain Interest Shortfalls May              When a borrower makes a full or
Affect Distributions On The                  partial prepayment on a mortgage
Related Certificates                         loan, the amount of interest that
                                             the borrower is required to pay
                                             may be less than the amount of
                                             interest certificateholders would
                                             otherwise be entitled to receive
                                             with respect to the mortgage
                                             loan. The master servicer is
                                             required to reduce its master
                                             servicing fee to offset this
                                             shortfall, but the reduction for
                                             any distribution date will
                                             limited to all or a portion of
                                             the master servicing fee for the
                                             related month.

                                             In a transaction incorporating
                                             overcollateralization as a credit
                                             enhancement feature, if the
                                             aggregate amount of interest
                                             shortfalls on the related
                                             mortgage loans resulting from
                                             prepayments exceeds the amount of
                                             the reduction in the master
                                             servicing fee, the amount of
                                             interest available to make
                                             distributions of interest to the
                                             related classes of certificates
                                             and to maintain or restore any
                                             related level of
                                             overcollateralization will be
                                             reduced.

                                             In a transaction that does not
                                             employ overcollateralization as a
                                             credit enhancement feature, if
                                             the aggregate amount of interest
                                             shortfalls on the related
                                             mortgage loans resulting from
                                             prepayments exceeds the amount of
                                             the reduction in the master
                                             servicing fee, the amount of
                                             interest available to make
                                             distributions of interest to the
                                             related classes of certificates
                                             will be reduced and the interest
                                             entitlement for each class of
                                             certificates will be reduced
                                             proportionately.

                                             In addition, your certificates
                                             may be subject to certain
                                             shortfalls in interest
                                             collections (or reductions in
                                             excess interest, if the series
                                             employs overcollateralization as
                                             a credit enhancement feature)
                                             arising from the application of
                                             the Servicemembers Civil Relief
                                             Act and similar state and local
                                             laws (referred to as the Relief
                                             Act). The Relief Act provides
                                             relief to borrowers who enter
                                             active military service and to
                                             borrowers in reserve status who
                                             are called to active duty after
                                             the origination of their mortgage
                                             loan. The Relief Act provides
                                             generally that these borrowers
                                             may not be charged interest on a
                                             mortgage loan in excess of 6% per
                                             annum during the period of the
                                             borrower's active duty. These
                                             shortfalls are not required to be
                                             paid by the borrower at any
                                             future time, will not be offset
                                             by a reduction to the master
                                             servicing fee, and will reduce
                                             accrued interest on each related
                                             class of certificates on a pro
                                             rata basis. In addition, the
                                             Relief Act imposes certain
                                             limitations that would impair the
                                             master servicer's ability to
                                             foreclose on an affected mortgage
                                             loan during the borrower's period
                                             of active service and, under some
                                             circumstances, during an
                                             additional period thereafter.

                                             See "Risk Factors - Impact of
                                             World Events" in the prospectus.

Certain Mortgage Loans Do Not                If so specified in the prospectus
Yet Have A Payment Due                       supplement relating to the
                                             applicable series of
                                             certificates, some of the
                                             mortgage loans may have an
                                             initial payment date after the
                                             due date in the month of the
                                             first distribution date.
                                             Countrywide Home Loans will
                                             deposit an amount equal to one
                                             month's interest on these loans
                                             into the distribution account
                                             prior to the first distribution
                                             date. As a result, there will be
                                             no principal paid with respect to
                                             these loans on the first
                                             distribution date. In addition,
                                             if Countrywide Home Loans were
                                             unable or unwilling to deposit
                                             such amount, there would not be
                                             enough interest collections to
                                             distribute the
                                             required amount of interest on
                                             the certificates.

A Withdrawal or Downgrade in the             If one or more classes of
Ratings Assigned to any Credit               certificates of a series will
Enhancer May Affect the Value of             benefit from a form of credit
the Related Classes of Certificates          enhancement provided by a third
                                             party, such as a limited
                                             financial guaranty policy or a
                                             derivative instrument, the
                                             ratings on those classes may
                                             depend primarily on an assessment
                                             by the rating agencies of the
                                             mortgage loans and on the
                                             financial strength of the credit
                                             enhancement provider. Any
                                             reduction in the ratings assigned
                                             to the financial strength of the
                                             credit enhancement provider will
                                             likely result in a reduction in
                                             the ratings of the classes of
                                             certificates that benefit from
                                             the credit enhancement. A
                                             reduction in the ratings assigned
                                             to those certificates probably
                                             would reduce the market value of
                                             the certificates and may affect
                                             your ability to sell them.

                                             The rating by each of the rating
                                             agencies of the certificates of
                                             any series is not a
                                             recommendation to purchase, hold,
                                             or sell the certificates since
                                             that rating does not address the
                                             market price or suitability for a
                                             particular investor. The rating
                                             agencies may reduce or withdraw
                                             the ratings on the certificates
                                             at any time they deem
                                             appropriate. In general, the
                                             ratings address credit risk and
                                             do not address the likelihood of
                                             prepayments.

The Right of a Class of                      One or more classes of
Certificates to Receive Certain              certificates of a series may bear
Interest Distributions May Depend            interest at a pass-through rate
Creditworthiness of a Third                  that is subject to a cap, but on
Party                                        the nevertheless those classes
                                             may be entitled to receive
                                             interest distributions in excess
                                             of that cap from excess cashflow
                                             (if provided for in the related
                                             prospectus supplement and if
                                             available) or from certain
                                             sources other than the mortgage
                                             loans, such as a derivative
                                             instrument or a reserve fund
                                             established to cover those
                                             distributions. In the event that
                                             a series of certificates will
                                             provide for excess cashflow to
                                             cover those interest
                                             distributions in excess of the
                                             cap, investors in that class of
                                             certificates should consider that
                                             excess cashflow may not be
                                             available to fund those
                                             distributions. In the event that
                                             a series of certificates does not
                                             provide for excess cashflow,
                                             investors in the applicable
                                             classes of certificates will have
                                             to look exclusively to the
                                             sources of payment other than the
                                             mortgage loans and will have to
                                             consider that those other sources
                                             may be limited, may be provided
                                             by and depend solely on third
                                             parties and may therefore be
                                             subject to counterparty risk. In
                                             the event that those sources
                                             include third party providers,
                                             investors in the affected classes
                                             of certificates should consider
                                             that the ratings assigned to the
                                             applicable third party provider
                                             may be lower than the ratings of
                                             the affected classes of
                                             certificates. Unless otherwise
                                             specified in the related
                                             prospectus supplement, the
                                             ratings assigned to any class of
                                             certificates that may receive
                                             interest distributions in excess
                                             of the applicable cap will not
                                             address the likelihood of receipt
                                             of any such interest
                                             distributions.

Your Yield Will Be Affected By How           The timing of principal payments
Distributions Are Allocated To The           on any class of certificates will
Certificates                                 be affected by a number of
                                             factors, including:

                                             o  the extent of prepayments on
                                                the related mortgage loans,

                                             o  the extent of deferred
                                                interest on any negative
                                                amortization
                                                loans,

                                             o  how payments of principal are
                                                allocated among the classes of
                                                certificates in the applicable
                                                series,

                                             o  whether the master servicer,
                                                depositor or Third Party
                                                Insurer, as applicable,
                                                exercises its right to
                                                purchase the remaining assets
                                                of the issuing entity,

                                             o  the rate and timing of payment
                                                defaults and losses on the
                                                related mortgage loans,

                                             o  repurchases of related
                                                mortgage loans as a result of
                                                material breaches of
                                                representations and
                                                warranties, and

                                             o  with respect to the senior
                                                certificates, if there is
                                                prefunding in the related
                                                series and if funds are
                                                required to be deposited in
                                                the pre-funding account on the
                                                closing date, by the
                                                availability of subsequent
                                                mortgage loans.

                                             Since distributions on the
                                             certificates are dependent upon
                                             the payments on the applicable
                                             mortgage loans, we cannot
                                             guarantee the amount of any
                                             particular payment or the amount
                                             of time that will elapse before
                                             the proceeds of the assets of the
                                             issuing entity are distributed on
                                             the certificates.

                                             See "Description of the
                                             Certificates -- Principal," and "
                                             -- Optional Termination" in the
                                             prospectus supplement relating to
                                             the applicable series of
                                             certificates for a description of
                                             the manner in which principal
                                             will be paid to the certificates.
                                             See "The Mortgage Pool --
                                             Assignment of the Mortgage Loans"
                                             in the prospectus supplement
                                             relating to the applicable series
                                             of certificates for more
                                             information regarding the
                                             repurchase or substitution of
                                             mortgage loans.

The Certificates May Not Be                  The certificates may not be an
Appropriate For Some Investors               appropriate investment for
                                             investors who do not have
                                             sufficient resources or expertise
                                             to evaluate the particular
                                             characteristics of each
                                             applicable class of certificates.
                                             This may be the case because,
                                             among other things:

                                             o  the yield to maturity of
                                                certificates purchased at a
                                                price other than par will be
                                                sensitive to the uncertain
                                                rate and timing of principal
                                                prepayments on the related
                                                mortgage loans and the
                                                creation of deferred interest
                                                on any negative amortization
                                                mortgage loans;

                                             o  the rate of principal
                                                distributions on, and the
                                                weighted average lives of, the
                                                certificates will be sensitive
                                                to the uncertain rate and
                                                timing of principal
                                                prepayments on the related
                                                mortgage loans and the
                                                priority of principal
                                                distributions among the
                                                classes of certificates in the
                                                related series. Accordingly,
                                                the certificates may be an
                                                inappropriate investment if
                                                you require a distribution of
                                                a particular amount of
                                                principal on a specific date
                                                or an otherwise predictable
                                                stream of distributions; and

                                             o  a secondary market for the
                                                certificates may not develop
                                                or
                                                provide certificateholders with
                                                liquidity of investment.

Balloon Mortgage Loans                       If so specified in the prospectus
                                             supplement relating to a series
                                             of certificates, the mortgage
                                             loans held by an issuing entity
                                             may include balloon loans, which
                                             are mortgage loans that do not
                                             provide for scheduled payments of
                                             principal that are sufficient to
                                             amortize the principal balance of
                                             the loan prior to maturity and
                                             which therefore will require the
                                             payment by the related borrower
                                             of a "balloon payment" of
                                             principal at maturity. Balloon
                                             loans involve a greater degree of
                                             risk because the ability of a
                                             borrower to make a balloon
                                             payment typically will depend
                                             upon the borrower's ability
                                             either to timely refinance the
                                             mortgage loan or timely to sell
                                             the related mortgaged property.

Seasoned Mortgage Loans                      If so specified in the prospectus
                                             supplement relating to the
                                             applicable series of
                                             certificates, the loan ages of
                                             some of the mortgage loans held
                                             by an issuing entity may be older
                                             than those of the other mortgage
                                             loans in that issuing entity or
                                             these mortgage loans may have
                                             been previously included in
                                             securitizations of the depositor
                                             and acquired upon exercise of an
                                             optional termination right.
                                             Generally, seasoned mortgage
                                             loans are believed to be less
                                             likely to prepay due to
                                             refinancing and are more likely
                                             to default than newly originated
                                             mortgage loans. In any case, the
                                             prepayment and default experience
                                             on well seasoned mortgage loans
                                             will likely differ from that on
                                             other mortgage loans.

Geographic Concentration Of                  Issuing entities established by
Mortgaged Properties Increases The           the depositor have historically
Risk That Certificate Yields Could           had a significant portion of
Be Impaired                                  their mortgage loans secured by
                                             mortgaged properties that are
                                             located in California, and unless
                                             otherwise specified in the
                                             prospectus supplement relating to
                                             the applicable series of
                                             certificates, a significant
                                             portion of the mortgage loans
                                             will be secured by mortgaged
                                             properties that are located in
                                             California. Property in
                                             California may be more
                                             susceptible than homes located in
                                             other parts of the country to
                                             certain types of uninsurable
                                             hazards, such as earthquakes,
                                             floods, mudslides and other
                                             natural disasters. In addition,

                                             o  economic conditions in states
                                                with significant
                                                concentrations (which may or
                                                may not affect real property
                                                values) may affect the ability
                                                of borrowers to repay their
                                                loans;

                                             o  declines in the residential
                                                real estate markets in states
                                                with significant
                                                concentrations may reduce the
                                                values of properties located
                                                in those states, which would
                                                result in an increase in the
                                                loan-to-value ratios; and

                                             o  any increase in the market
                                                value of properties located in
                                                states with significant
                                                concentrations would reduce
                                                the loan-to-value ratios and
                                                could, therefore, make
                                                alternative sources of
                                                financing available to the
                                                borrowers at lower interest
                                                rates, which could result in
                                                an increased rate of
                                                prepayment of the mortgage
                                                loans.

Hurricane Katrina May Pose Special           At the end of August 2005,
Risks                                        Hurricane Katrina caused
                                             catastrophic damage to areas in
                                             the Gulf Coast region of the
                                             United States.

                                             If Countrywide Home Loans is a
                                             seller, Countrywide Home Loans
                                             will represent and warrant as of
                                             the closing date that each
                                             mortgaged property (including
                                             each mortgaged property located
                                             in the areas affected by
                                             Hurricane Katrina) is free of
                                             material damage and in good
                                             repair. In the event of a breach
                                             of that representation and
                                             warranty, Countrywide Home Loans
                                             will be obligated to repurchase
                                             or substitute for the related
                                             mortgage loan. Any such
                                             repurchase would have the effect
                                             of increasing the rate of
                                             principal payment on the
                                             certificates. Any damage to a
                                             mortgaged property that secures a
                                             mortgage loan occurring after the
                                             closing date as a result of any
                                             other casualty event will not
                                             cause a breach of this
                                             representation and warranty.

                                             The full economic impact of
                                             Hurricane Katrina is uncertain
                                             but may affect the ability of
                                             borrowers to make payments on
                                             their mortgage loans. Initial
                                             economic effects appear to
                                             include:

                                             o  localized areas of nearly
                                                complete destruction of the
                                                economic infrastructure and
                                                cessation of economic
                                                activity,

                                             o  regional interruptions in
                                                travel and transportation,
                                                tourism and economic activity
                                                generally, and

                                             o  nationwide decreases in
                                                petroleum availability with a
                                                corresponding increase in
                                                price.

                                             We have no way to determine
                                             whether other effects will arise,
                                             how long any of these effects may
                                             last, or how these effects may
                                             impact the performance of the
                                             mortgage loans. Any impact of
                                             these events on the performance
                                             of the mortgage loans may
                                             increase the amount of losses
                                             borne by the holders of the
                                             related certificates or impact
                                             the weighted average lives of the
                                             related certificates.

You May Have Difficulty Reselling            No market for any of the
The Certificates                             certificates will exist before
                                             they are issued. Any underwriters
                                             with respect to one or more
                                             classes of certificates may
                                             intend to make a secondary market
                                             in certain classes of the
                                             certificates, but if it does it
                                             will have no obligation to do so.
                                             We cannot assure you that a
                                             secondary market will develop or,
                                             if it develops, that it will
                                             continue. Consequently, you may
                                             not be able to sell your
                                             certificates readily or at prices
                                             that will enable you to realize
                                             your desired yield. The market
                                             values of the certificates are
                                             likely to fluctuate; these
                                             fluctuations may be significant
                                             and could result in significant
                                             losses to you.

                                             The secondary markets for mortgage
                                             backed securities have experienced
                                             periods of illiquidity and can be
                                             expected to do so in the future.
                                             Illiquidity can have a severely
                                             adverse effect on the prices of
                                             securities that are especially
                                             sensitive to prepayment, credit,
                                             or interest rate risk, or that
                                             have been structured to meet
                                             the investment requirements of
                                             limited categories of investors.

Inability To Replace Master                  The structure of the servicing
Servicer Could Affect Collections            fee might affect the ability to
Recoveries On The Mortgage                   find a replacement and master
Loans                                        servicer. Although the trustee is
                                             required to replace the master
                                             servicer if the master servicer
                                             is terminated or resigns, if the
                                             trustee is unwilling (including
                                             for example because the servicing
                                             fee is insufficient) or unable
                                             (including for example, because
                                             the trustee does not have the
                                             systems to service mortgage
                                             loans), it may be necessary to
                                             appoint a replacement master
                                             servicer. Because the servicing
                                             fee is structured as a percentage
                                             of the stated principal balance
                                             of each mortgage loan, it may be
                                             difficult to replace the servicer
                                             at a time when the balance of the
                                             mortgage loans has been
                                             significantly reduced because the
                                             fee may be insufficient to cover
                                             the costs associated with
                                             servicing the mortgage loans and
                                             related REO properties remaining
                                             in the pool. The performance of
                                             the mortgage loans may be
                                             negatively impacted, beyond the
                                             expected transition period during
                                             a servicing transfer, if a
                                             replacement master servicer is
                                             not retained within a reasonable
                                             amount of time.

Rights Of Third Party Insurers               If there is a Third Party Insurer
                                             with respect to a particular
                                             series of certificates, unless
                                             the Third Party Insurer fails to
                                             make a required payment under the
                                             related policy and the failure is
                                             continuing or the Third Party
                                             Insurer is the subject of a
                                             bankruptcy proceeding (each such
                                             event, a "Third Party Insurer
                                             Default"), the Third Party
                                             Insurer may be entitled to
                                             exercise, among others, the
                                             following rights without the
                                             consent of holders of the related
                                             certificates, and the holders of
                                             the related certificates may
                                             exercise those rights only with
                                             the prior written consent of the
                                             Third Party Insurer:

                                             o  the right to provide notices
                                                of master servicer defaults
                                                and the right to direct the
                                                trustee to terminate the
                                                rights and obligations of the
                                                master servicer under the
                                                pooling and servicing
                                                agreement upon a default by
                                                the master servicer,

                                             o  the right to remove the
                                                trustee or any custodian
                                                pursuant to the pooling and
                                                servicing agreement, and

                                             o  the right to direct the
                                                trustee to make investigations
                                                and take actions pursuant to
                                                the pooling and servicing
                                                agreement.

                                             In addition, unless a Third Party
                                             Insurer Default exists, that
                                             Third Party Insurer's consent may
                                             be required before, among other
                                             things,

                                             o  any removal of the master
                                                servicer, any successor
                                                servicer or the trustee, any
                                                appointment of any co-trustee,

                                             o  any otherwise permissible
                                                waivers of prepayment charges
                                                or extensions of due dates for
                                                payment granted by the master
                                                servicer with respect to more
                                                than 5% of the mortgage loans,
                                                or

                                             o  any amendment to the pooling
                                                and servicing agreement.

                                             Investors in the certificates
                                             other than those specified in the
                                             related prospectus supplement
                                             should note that:

                                             o  any insurance policy issued by
                                                the Third Party Insurer will
                                                not cover, and will not
                                                benefit in any manner
                                                whatsoever, their
                                                certificates,

                                             o  the rights granted to the
                                                Third Party Insurer may be
                                                extensive,

                                             o  the interests of the Third
                                                Party Insurer may be
                                                inconsistent with, and adverse
                                                to, the interests of the
                                                holders of the certificates,
                                                and the Third Party Insurer
                                                has no obligation or duty to
                                                consider the interests of the
                                                certificates in connection
                                                with the exercise or
                                                nonexercise of the Third Party
                                                Insurer's rights, and

                                             o  the Third Party Insurer's
                                                exercise of its rights and
                                                consents may negatively affect
                                                the certificates other than
                                                those specified in the related
                                                prospectus supplement and the
                                                existence of the Third Party
                                                Insurer's rights, whether or
                                                not exercised, may adversely
                                                affect the liquidity of the
                                                certificates, relative to
                                                other asset-backed
                                                certificates backed by
                                                comparable mortgage loans and
                                                with comparable payment
                                                priorities and ratings.


Some statements contained in or incorporated by reference in this free writing prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               The Mortgage Pool

General

      The depositor, CWALT, Inc. (the "Depositor"), will purchase the mortgage loans in the mortgage pool (which are together referred to in this free writing prospectus supplement as the "Mortgage Loans") from Countrywide Home Loans, Inc. and/or one or more other sellers who may or may not be affiliated with Countrywide Financial Corporation (each of which is referred to in this free writing prospectus supplement as a seller and together they are referred to as the sellers), pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the sellers, Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), the Depositor and The Bank of New York, as trustee (the "Trustee"), and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the certificates.

      Under the Pooling and Servicing Agreement, Countrywide Home Loans and/or one or more sellers will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the Depositor, the applicable seller had good title to the Mortgage Loans sold by it. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," Countrywide Home Loans and/or the related seller will be obligated to repurchase or substitute a similar mortgage loan for any

Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. If Countrywide Home Loans is a seller, Countrywide Home Loans will represent and warrant to the Depositor in the Pooling and Servicing Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Countrywide Home Loans' portfolio as to which the representations and warranties set forth in the Pooling and Servicing Agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the accompanying prospectus. Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers' repurchase or substitution obligations) to the Trustee for the benefit of the certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligation described above. The obligations of the Master Servicer with respect to the certificates are limited to the Master Servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

Assignment of the Mortgage Loans

      Pursuant to the Pooling and Servicing Agreement, on the closing date, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the applicable Alternative Loan Trust, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the later of the day of the month in which the certificates are issued an the date of origination for that Mortgage Loan (such date, the "Cut-off Date").

      In connection with the transfer and assignment of a Mortgage Loan, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor). With respect to up to 50% of the Mortgage Loans, the Depositor may deliver all or a portion of each related mortgage file to the Trustee not later than thirty days after the closing date. Assignments of the mortgage loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where in the opinion of counsel recording is not required to protect the Trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or any seller.

      The Trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect and Countrywide Home Loans and/or the related seller does not cure the defect within 90 days of notice of the defect from the Trustee (or within such longer period not to exceed 720 days after the closing date as provided in the Pooling and Servicing Agreement in the case of missing documents not returned from the public recording office), Countrywide Home Loans and/or the related seller will be obligated to repurchase the related mortgage loan from the issuing entity. Rather than repurchase the mortgage loan as provided above, Countrywide Home Loans and/or the related seller may remove the mortgage loan (referred to as a "deleted mortgage loan") from the issuing entity and substitute in its place another mortgage loan (referred to as a "replacement mortgage loan"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement,

   o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the related seller in the Certificate Account and held for distribution to the certificateholders on the related distribution date (referred to as a "Substitution Adjustment Amount")),

   o if the deleted mortgage loan is an adjustable rate mortgage loan, have a maximum mortgage rate no lower than, and not more than 1% per annum higher than the maximum mortgage rate of the deleted mortgage loan,

   o if the deleted mortgage loan is an adjustable rate mortgage loan, have a minimum mortgage rate no lower than, and not more than 1% per annum higher than the minimum mortgage rate of the deleted mortgage loan,

   o if the deleted mortgage loan is an adjustable rate mortgage loan, have the same mortgage index and intervals between interest rate adjustment dates as the deleted mortgage loan, an initial periodic rate cap and a subsequent periodic rate cap each not more than 1% per annum lower than that of the deleted mortgage loan, and a gross margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

   o if the deleted loan is a negative amortization loan, have the same reset period, payment cap and payment reset provisions as the deleted mortgage loan,

   o have a current mortgage rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

   o have a loan-to-value ratio not higher than that of the deleted mortgage loan,

   o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

   o comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the Trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, above, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans held by the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the mortgage loan.

                        Servicing of the Mortgage Loans

General

      Countrywide Home Loans Servicing LP ("Countrywide Servicing" or the "Master Servicer") will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer will agree to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The Master Servicer will also agree to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related mortgage note for a period greater than 180 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

      The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Master Servicer

      The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Fannie Mae and Freddie Mac, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in those states where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and Countrywide Home Loans (when required by the owner of the mortgage loans).

Countrywide Home Loans

      Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), is the sponsor for the transaction and also a seller. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

      Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

      Except as otherwise indicated, references in the remainder of this free writing prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

      Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and June 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,196.720 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

      The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.


                                                             Consolidated Mortgage Loan Production
                                   ----------------------------------------------------------------------------------------


                                      Ten Months                                                                    Six
                                        Ended                             Years Ended                              Months
                                       Decembe                             December 31,                            Ended
                                         31,       ----------------------------------------------------------      June 30,
                                        2001            2002           2003           2004           2005           2006
                                   -------------   -----------    -------------  ------------   ------------   ------------
                                                       (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans...........             504,975       999,448        1,517,743       846,395        809,630        353,101
  Volume of Loans...........       $      76,432   $   150,110    $     235,868  $    138,845   $    167,675   $     69,363
     Percent of Total Dollar
  Volume....................               61.7%         59.6%            54.2%         38.2%          34.1%          31.5%
Conventional Non-conforming Loans
  Number of Loans...........             137,593       277,626          554,571       509,711        826,178        322,108
  Volume of Loans...........       $      22,209   $    61,627    $     136,664  $    140,580   $    225,217   $     100,537
     Percent of Total Dollar
  Volume....................               17.9%         24.5%            31.4%         38.7%          45.9%          45.7%
FHA/VA Loans
  Number of Loans...........             118,734       157,626          196,063       105,562         80,528         43,381
  Volume of Loans...........       $      14,109   $    19,093    $      24,402  $     13,247   $     10,712   $      6,192
     Percent of Total Dollar
  Volume....................               11.4%          7.6%             5.6%          3.6%           2.2%           2.8%
Prime Home Equity Loans
  Number of Loans...........             164,503       316,049          453,817       587,046        683,887        348,542
  Volume of Loans...........       $       5,639   $    11,650    $      18,103  $     30,893   $     42,706   $     23,524
     Percent of Total Dollar
  Volume....................                4.5%          4.6%             4.2%          8.5%           8.7%          10.7%
Nonprime Mortgage Loans
  Number of Loans...........              43,359        63,195          124,205       250,030        278,112        127,162
  Volume of Loans...........       $       5,580   $     9,421    $      19,827  $     39,441   $     44,637   $     20,411
     Percent of Total Dollar
  Volume....................                4.5%          3.7%             4.6%         11.0%           9.1%           9.3%
Total Loans
  Number of Loans...........             969,164     1,813,944        2,846,399     2,298,744      2,678,335      1,194,294
  Volume of Loans...........       $     123,969   $   251,901    $     434,864  $    363,006   $    490,947   $    220,027
  Average Loan Amount.......       $     128,000   $   139,000    $     153,000  $    158,000   $    183,000   $    184,000
  Non-Purchase Transactions(1)               63%           66%              72%           51%            53%            54%
  Adjustable-Rate Loans(1)..                 12%           14%              21%           52%            52%            49%


----------
(1) Percentage of total mortgage loan production (excluding commercial real estate) based on dollar volume.


Loan Servicing

      Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

      o  collecting, aggregating and remitting mortgage loan payments;

      o  accounting for principal and interest;

      o  holding escrow (impound) funds for payment of taxes and insurance;

      o  making inspections as required of the mortgaged properties;

      o preparation of tax related information in connection with the mortgage loans;

      o  supervision of delinquent mortgage loans;

      o  loss mitigation efforts;

      o foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

      o generally administering the mortgage loans, for which it receives servicing fees.

      Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

      When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

      Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state-specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

      Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan on a date other than the date on which payments are due (each such date, a "Due Date"), the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter and that prepayment could result in a shortfall in the amount of interest to be distributed to certificateholders. Pursuant to the Pooling and Servicing Agreement, the Master Servicing Fee for any month will be reduced, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related distribution date. However, as specified in the related prospectus supplement, the Master Servicing Fee on a distribution date will not be reduced by more than the portion of the Master Servicing Fee for that distribution date specified in that prospectus supplement (such reduction, "Compensating Interest"). If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the amounts payable by the Master Servicer as Compensating Interest on the related distribution date, the amount of interest available to make distributions of interest to the certificates and to maintain or restore overcollateralization will be reduced. See "Description of the Certificates -- Interest" in the prospectus supplement relating to the applicable series of certificates.

Advances

      Subject to the following limitations, the master servicer will be required to advance before each distribution date, from its own funds or funds in the Certificate Account that do not constitute available funds for distribution on that distribution date, an amount equal to:

      o the aggregate of payments of principal and interest on the mortgage loans (net of the master servicing fee) which were due on the related Due Date and which were delinquent on the related determination date specified in the prospectus supplement; and


      o an amount equivalent to interest (net of the master servicing fee rate) on each mortgage loan as to which the related mortgaged property has been acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure (net of any net income on the property).

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on a determination date to make an advance, the advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

      An advance will be reimbursed from the payments on the mortgage loan with respect to which the advance was made. However, if an advance is determined to be nonrecoverable and the master servicer delivers an officer's certificate to the trustee indicating that the advance is nonrecoverable, the master servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

      Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the mortgage rates of their respective mortgage loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the mortgage loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. The master servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

              Description of the Pooling and Servicing Agreement

      The following is a description of certain provisions of the Pooling and Servicing Agreement that are not described elsewhere in this free writing prospectus.

Events of Default; Remedies

      In addition to the events of default described in the prospectus, an event of default will consist of the failure by the master servicer to reimburse, in full, the trustee not later than 6:00 p.m., New York City time, on the business day following the related distribution date for any advance made by the trustee together with accrued and unpaid interest. If the master servicer fails to make the required reimbursement, so long as the event of default has not been remedied, the trustee, but not certificateholders, may terminate the master servicer, and the trustee may do so without the consent of the certificateholders. Additionally, if the master servicer fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the issuing entity, the depositor, may, without the consent of any of the certificateholders terminate the master servicer.

Certain Matters Regarding the Master Servicer, the Depositor and the Sellers

      The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to each seller.

The Trustee

      The Bank of New York will be the trustee under the pooling and servicing agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The depositor, Countrywide Home Loans and any unaffiliated seller may maintain other banking relationships in the ordinary course of business with the trustee. The offered certificates may be surrendered at the corporate trust office of the trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention:
Corporate Trust Administration or another address that the trustee may designate from time to time.

      The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the trustee will not be liable, individually or as trustee,

      o for an error of judgment made in good faith by a responsible officer of the trustee, unless the trustee was negligent in ascertaining the pertinent facts,

      o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

      o for any action taken, suffered or omitted by it under the pooling and servicing agreement in good faith and in accordance with an opinion of counsel or believed by the trustee to be authorized or within the discretion or rights or powers that it has under the pooling and servicing agreement, or

      o for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

      The trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority and with a credit rating that would not cause any of the rating agencies identified as rating the certificates in the prospectus supplement to reduce or withdraw their respective then-current ratings of any class of certificates (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

      The trustee may at any time resign by giving written notice of resignation to the depositor, the master servicer, each rating agency identified as rating the certificates in the prospectus supplement and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      The depositor or the master servicer may remove the trustee and appoint a successor trustee if:

      o the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

      o the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

      If the trustee fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the depositor may terminate the trustee without the consent of any of the certificateholders. In addition, the holders of certificates evidencing at least 51% of the Voting Rights of the certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given by the successor trustee to each rating agency identified as rating the certificates in the prospectus supplement.

      Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

                               Static Pool Data

      Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200608.

      We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's mortgage loans will perform in the same way that any of those pools has performed.

                 Yield, Prepayment and Maturity Considerations

General

      The effective yield to the holders of each class of certificates with an accrual period that does not end on the day immediately preceding each distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because of that delay between interest accrual and monthly distribution. No additional distribution of interest or earnings on them will be made in the case of any class of certificates with such a delay.

Prepayment Considerations and Risks

      The rate of principal payments on any class of certificates, the aggregate amount of distributions on the that class and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage Loans that do not provide for prepayment charges. One or more classes of certificates of a series may be entitled to receive all or a portion of the prepayment charges received on the Mortgage Loans, or alternatively the Master Servicer may be entitled to retain those amounts as additional master servicing compensation, but in any event, those amounts will not be available for distribution on the other classes of certificates. In addition, many of the Mortgage Loans may not provide for any payments of principal for an extended period following their origination. These interest only loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these interest only loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans will be subject to the "due-on-sale" provisions included therein.

      Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loan and any optional purchase of the remaining Mortgage Loans held by an issuing entity, in each case as will be described, if necessary, in the related prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of those Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates of a series may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, if purchasing principal only certificates and any other certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any notional amount certificates and any other certificate purchased at a premium, a faster than anticipated rate of principal payments on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield. Investors in notional amount certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage loans could result in the failure of the investors to recover their initial investments. In addition, certain classes of certificates may be structured to have specific principal payment windows and therefore may not receive distributions of principal for a certain period following the closing date.

      The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool. In addition, Countrywide Home Loans' Streamlined Documentation Program may affect the rate of prepayments on any Mortgage Loans for which Countrywide Home Loans or an affiliate is the seller. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans, those Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws. Furthermore, with respect to up to 50% of the Mortgage Loans, the Depositor may be permitted to deliver all or a portion of each related mortgage file to the Trustee after the closing date. In that event, should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee, within that period, Countrywide Home Loans and/or the related seller will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

      The Mortgage Loans may include fixed rate mortgage loans. In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on those mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on those mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on those mortgage loans. In the event that Mortgage Loans in any loan group with higher mortgage rates prepay at rates higher than other Mortgage Loans in any loan group, the applicable net rate cap, if any, may be lower than otherwise would be the case. As a result, the interest payable on the those classes of certificates affected by that net rate cap could be reduced. No assurance can be given as to the level of prepayment that any fixed rate mortgage loans will experience.

The Mortgage Loans may include adjustable rate mortgage loans, some of which may be subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on adjustable rate mortgage loans that feature initial fixed rate periods may differ as they approach their respective first adjustment dates and prepayments on Mortgage Loans with interest-only terms may differ as they approach the ends of their interest-only periods. No assurance can be given as to the level of prepayment that the adjustable rate mortgage loans will experience.

      The mortgage loans may include negative amortization loans, some of which may be subject to lower introductory interest rates. As a result of the lower introductory interest rates, in a rising interest rate environment it is likely that these mortgage loans will accrue deferred interest if the related borrowers only make their scheduled monthly payments. The negative amortization feature of the mortgage loans may affect the yields on the certificates. As a result of the negative amortization of the mortgage loans, the pass-through rates on the offered certificates may be limited by an available funds cap, to the extent described in the related prospectus supplement. During periods in which the outstanding principal balance of a negative amortization mortgage loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of that mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each negative amortization mortgage loan provides for the payment of any remaining unamortized principal balance of that mortgage loan (due to the addition of deferred interest, if any, to the principal balance of that mortgage loan) in a single payment at the maturity of the mortgage loan. Because the borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization mortgage loans is greater than that associated with fully amortizing mortgage loans.

      Although the mortgage rates on adjustable rate mortgage loans (including negative amortization mortgage loans) are subject to adjustment, those mortgage rates will generally adjust less frequently than the pass-through rates on the adjustable rate certificates of a series and will adjust by reference to the applicable mortgage index. Changes in any index upon which the pass-through rates of adjustable rate certificates are based (a "certificate index") may not correlate with changes in the applicable mortgage index and also may not correlate with prevailing interest rates. It is possible that an increased level of the certificate index could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related classes of adjustable rate certificates whose pass-through rates are based on that certificate index. The mortgage rate applicable to all or a portion of the adjustable rate mortgage loans and any adjustment date will be based on the mortgage index value most recently announced generally as of a date 45 days prior to that adjustment date. Thus, if the related mortgage index value with respect to an adjustable rate mortgage loan rises, the lag in time before the corresponding mortgage rate increases will, all other things being equal, slow the upward adjustment of any applicable net rate cap. In addition, certain of the adjustable rate mortgage loans may have mortgage rates that will not adjust for a substantial period of time after origination.

      The rate of prepayment may affect the pass-through rates on the certificates of a series. Prepayments of Mortgage Loans with mortgage rates in excess of any applicable net rate cap may reduce or limit the pass-through rate on the related classes of certificates. Mortgage loans with higher mortgage rates may prepay at faster rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates.

      The timing of changes in the rate of prepayments on the Mortgage Loans (and in particular, if the mortgage loans are negative amortization mortgage loans, the timing of changes in the rate of prepayments on the mortgage loans relative to the creation of deferred interest on the negative amortization mortgage loans) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

                               Tax Consequences

      The tax consequences of the purchase, ownership or disposition of the certificates of any series under any federal, state, local or foreign tax law will be specified in the prospectus supplement for that series of certificates.

      All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                             ERISA Considerations

      Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, to the extent specified in the prospectus supplement relating to a series of certificates, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

      In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

      See "ERISA Considerations" in the accompanying prospectus.

                            Index of Defined Terms

certificate index.........................................................S-33
Compensating Interest.....................................................S-28
Countrywide Financial.....................................................S-25
Countrywide Home Loans....................................................S-25
Countrywide Servicing.....................................................S-24
Cut-off Date..............................................................S-23
Deferred interest.........................................................S-12
deleted mortgage loan.....................................................S-23
Depositor.................................................................S-22
Due Date..................................................................S-28
ERISA.....................................................................S-34
excess interest...........................................................S-15
Exchange Act..............................................................S-29
Exemption.................................................................S-34
Master Servicer.....................................................S-22, S-24
Mortgage Loans............................................................S-22
negative amortization loans...............................................S-12
overcollateralization.....................................................S-15
Plan......................................................................S-34
Pooling and Servicing Agreement...........................................S-22
replacement mortgage loan.................................................S-23
Substitution Adjustment Amount............................................S-23
Third Party Insurer Default...............................................S-21
Trustee...................................................................S-22

                                                                     Exhibit A
                                                                     ---------


                                  PROSPECTUS


         [Prospectus dated August 1, 2006 filed on August 2, 2006, on
             EDGAR as an Exhibit to the Current Report on Form 8-K
                                of CWALT, Inc.]